                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                          ---------------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             NEW MARRIOTT MI, INC.
                (To Be Renamed "Marriott International, Inc.")
--------------------------------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   Delaware                                      52-2055918
--------------------------------------------------           -------------------
   (STATE OF INCORPORATION OR ORGANIZATION)                  (I.R.S. EMPLOYER
                                                             IDENTIFICATION NO.)
               10400 Fernwood Road
               Bethesda, Maryland                                  20817
--------------------------------------------------           -------------------
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

Securities to be registered pursuant to Section 12(b) of the Act:


             TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED                  EACH CLASS IS TO BE REGISTERED
             -------------------                  ------------------------------

Common Stock, par value $0.01 per share            Philadelphia Stock Exchange

Class A Common Stock, par value $0.01 per share    Philadelphia Stock Exchange

Series A Junior Participating Preferred Stock      Philadelphia Stock Exchange
     Purchase Rights

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
       N/A
    --------
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
                                     None
--------------------------------------------------------------------------------
                               (TITLE OF CLASS)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANTS'S SECURITIES TO BE REGISTERED.

          The information required by this item is incorporated by reference to the information set forth under the caption "DESCRIPTION OF THE NEW MARRIOTT CAPITAL STOCK," in the Marriott International, Inc. Notice of Annual Meeting and Proxy Statement contained in the Registrant's Form 10 dated February 12, 1998 which was filed with the Commission on February 13, 1998.



ITEM 2.   EXHIBITS.

          Not Applicable.

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    NEW MARRIOTT MI, INC.



                                    By: /s/ W. David Mann
                                       --------------------------
                                         W. David Mann
                                         Secretary



Date:  March 18, 1998